        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER NEXT GENERATION TRUST
        10f-3 transactions for the period January 1, 2000- June 30, 2000


                                                           TOTAL
                                                           ISSUED/
                     DATE       PRICE   SHARES     % of    PRINCIPAL           PURCHASED
SECURITY             PURCHASED  SHARE   PURCHASED  Assets  AMOUNT              BY FUND   BROKER(S)
Aclara Biosciences   03/20/00 $ 21.00      1,800   0.003%  $   189,000,000.00  0.020%    Deutsche Bank
Asiainfo             03/03/00 $ 24.00        200   0.006%  $   120,000,000.00  0.020%    Deutsche Bank
Grupo Prisa          06/28/00 $ 19.62     50,000   1.575%  $   745,560,000.00  0.132%    Salomon Smith Barney
Sequenom             01/31/00 $ 26.00     15,100   0.557%  $   136,500,000.00  0.288%    Warburg Dillon
Sina.com             04/12/00 $ 17.00      3,500   0.087%  $    68,000,000.00  0.088%    Raymond James
Telia AB             06/13/00 $  9.83     15,000   0.236%  $ 7,701,733,655.00  0.002%    Commerzbank








